Exhibit 10.1

SHARE PURCHASE AGREEMENT

This Share Purchase Agreement (this “Agreement”), dated as of December 16, 2022, is entered into between Muliang Viagoo Technology Inc., a Nevada corporation (the “The Seller”), and Viagoo Inc. (“The Buyer”). Capitalized terms used in this Agreement have the meanings given to such terms herein.

RECITALS

WHEREAS, The Seller owns 100% of the issued and outstanding ordinary shares of Viagoo Pte Ltd. (the “Viagoo Shares”), a Singapore private limited liability company and a 100% parent company of NexG Pte. Ltd., and TPS Solutions Hong Kong Limited (collectively the “Company”); and

WHEREAS, The Seller wishes to sell to The Buyer, and The Buyer wishes to purchase from The Seller, the Viagoo Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Purchase and sale

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2.01), The Seller shall sell to The Buyer, and The Buyer shall purchase from The Seller, the Viagoo Shares, free and clear of any mortgage, pledge, lien, charge, security interest, claim, community property interest, option, equitable interest, restriction of any kind (including any restriction on use, voting, transfer, receipt of income, or exercise of any other ownership attribute), or other encumbrance (each, an “Encumbrance”).

Section 1.02 Purchase Price. The aggregate purchase price for the Viagoo Shares shall be US$5,254,001.20 (the “Purchase Price”), payable in the following schedule:

a)	The Buyer agrees to issue a convertible note to certain convertible noteholder of the Seller (the “Noteholder”) in exchange for the cancellation of such note of the Seller held by the Noteholder.

b)	US$1,000,000 in promissory note issued by the Buyer, attached hereto as Exhibit A (the “Initial Promissory Note”). The Promissory Note must be paid off by the Buyer within three (3) business days of the closing date of the next financing transaction by Buyer (the “Closing Date”). The Buyer’s failure to perform such obligation shall result in the cancellation of the transaction herein.

c)	1,251,429 ordinary shares of the Buyer (the “Closing Shares”), valued at US$2.80 per share, or an aggregate of US$3,504,001.20, within seven (7) business days of the Closing Date.

d)	US$750,000 (the “Balance”) within five (5) business days of a Liquidity Event by the Buyer in any combination of cash or stock. Each share of stock shall be valued at the fair market value price at the time of the Liquidity Event.

“Liquidity Event” shall mean any event that allows the Company to raise capital or shareholders of the Company to sell or dispose for consideration part or all of their ownership shares and list on a national stock exchange in the United States, including but not limited to acquisition, merger, initial public offering, SPAC merger and listing, direct listing or other such events.

ARTICLE II
CLOSING

Section 2.01 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date of this Agreement (the “Closing Date”).

Section 2.02 The Seller Closing Deliverables. At the Closing, The Seller shall deliver to The Buyer the following:

(a) Share certificates evidencing the Viagoo Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required share transfer tax stamps affixed thereto.

(b) Copies of all resolutions of the board of directors and the shareholders of The Seller authorizing the execution, delivery, and performance of this Agreement, and the other agreements, instruments, and documents required to be delivered in connection with this Agreement or at the Closing (collectively, the “Transaction Documents”) to which The Seller is a party and the consummation of the transactions contemplated hereby and thereby;

Section 2.03 The Buyer Closing Deliverables.

(a) Copies of all resolutions of the board of directors and the shareholders of The Buyer authorizing the execution, delivery, and performance of the Transaction Documents to which The Buyer is a party and the consummation of the transactions contemplated hereby and thereby;

(b) On the Closing Date, the Buyer shall deliver to the Seller the Promissory Note executed by the Buyer.

(c) Within seven (7) business days of the Closing Date, The Buyer shall deliver to the Seller share certificates evidencing the Closing Shares, free and clear of all encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required regulatory registration completed and share transfer tax stamps affixed thereto.

(d) Within seven (7) business days of the Liquidity Event, The Buyer shall deliver to the Seller any combination of cash or stock of the Company equivalent to the Balance.

ARTICLE III
Representations and warranties of the Seller

The Seller represents and warrants to The Buyer that the statements contained in this Article Section 2.03(c) are true and correct as of the date hereof. For purposes of this Article Section 2.03(c), “The Seller’s knowledge,” “knowledge of The Seller,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of The Seller, after due inquiry.

Section 3.01 Organization and Authority of The Seller. The Seller is a corporation duly organized, validly existing, and in good standing under the Laws (as defined in Section 3.03) of the state of Nevada. The Seller has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which The Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by The Seller of this Agreement and any other Transaction Document to which The Seller is a party, the performance by The Seller of its obligations hereunder and thereunder, and the consummation by The Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of The Seller. This Agreement and each Transaction Document to which The Seller is a party constitute legal, valid, and binding obligations of The Seller enforceable against The Seller in accordance with their respective terms.

Section 3.02 Organization, Authority, and Qualification of the Company. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Nevada and has full corporate power and authority to own, operate, or lease the properties and assets now owned, operated, or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary.

Section 3.03 No Conflicts or Consents. The execution, delivery, and performance by The Seller of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with any provision of the certificate of incorporation, by-laws, or other governing documents of The Seller or the Company; (b) violate or conflict with any provision of any statute, law, ordinance, regulation, rule, code, treaty, or other requirement of any Governmental Authority (collectively, “Law”) or any order, writ, judgment, injunction, decree, determination, penalty, or award entered by or with any Governmental Authority (“Governmental Order”) applicable to The Seller or the Company; (c) require the consent, notice, or filing with or other action by any Person or require any Permit, license, or Governmental Order; (d) violate or conflict with, result in the acceleration of, or create in any party the right to accelerate, terminate, or modify any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral (collectively, “Contracts”), to which The Seller or the Company is a party or by which The Seller or the Company is bound or to which any of their respective properties and assets are subject; or (e) result in the creation or imposition of any Encumbrance on any properties or assets of the Company.

ARTICLE IV
Representations and warranties of the Buyer

The Buyer represents and warrants to The Seller that the statements contained in this Article IV are true and correct as of the date hereof. For purposes of this Article IV, “The Buyer’s knowledge,” “knowledge of The Buyer,” and any similar phrases shall mean the actual or constructive knowledge of any director or officer of The Buyer, after due inquiry.

Section 4.01 Authorization; Binding Agreement. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (a) have been duly and validly authorized and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been, and shall be when delivered, duly and validly executed and delivered by the Buyer, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, and constitutes, or when delivered shall constitute, the valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”)

Section 4.02 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Buyer is required to be obtained or made in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than (a) such filings as may be required in any jurisdiction in which such Party is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (b) such filings as contemplated by this Agreement, (c) any filings required with the Nasdaq Stock Market with respect to the transactions contemplated by this Agreement, or (d) applicable requirements, if any, of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and/ or any state “blue sky” securities laws, and the rules and regulations thereunder.

Section 4.03 Non-Contravention. The execution and delivery by the Buyer of this Agreement and the consummation of the transactions contemplated hereby, and compliance with any of the provisions hereof, will not (a) conflict with or violate any provision of the Organizational Documents of such Party (if any), (b) conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material contract of such Party.

ARTICLE V
Miscellaneous

Section 5.01 Interpretation; Headings. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 5.02 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement.

Section 5.03 Entire Agreement. This Agreement and the other Transaction Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the other Transaction Documents, any exhibits, and the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 5.04 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 5.05 Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any right or remedy arising from this Agreement shall operate or be construed as a waiver thereof. No single or partial exercise of any right or remedy hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

Section 5.06 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction). Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement, the other Transaction Documents, or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in each case located in the city of New York and county of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute.

Section 5.07 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

The Seller: Muliang Viagoo Technology Inc.

By	/s/ Lirong Wang
Lirong Wang
Chief Executive Officer

The Buyer: Viagoo Inc.

/s/ Lee Beng Chee
Lee Beng Chee
Director

Exhibit A

Promissory Note